                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PALMER WIRELESS HOLDINGS, INC.

            Palmer Wireless Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on January 28, 1994, HEREBY CERTIFIES that this Restated Certificate of Incorporation restating, integrating and amending its Certificate of Incorporation was duly adopted by its Board of Directors and stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

1. NAME

            The name of this corporation is PALMER WIRELESS HOLDINGS, INC. (the "Corporation").

2. REGISTERED OFFICE AND AGENT

            The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3. PURPOSE AND POWERS

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4. CAPITAL STOCK

      4.1. Authorized Shares

            The total number of shares of all classes of stock that the Corporation shall have the authority to issue is one thousand (1,000). All one thousand (1,000) shares shall be Common Stock having a par value of $.01 per share ("Common Stock").

      4.2. Common Stock

            4.2.1. Relative Rights

            Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

            4.2.2. Dividends

            Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

            4.2.3. Dissolution, Liquidation, Winding Up

            In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

            4.2.4 Voting Rights

            Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share, to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

5. BOARD OF DIRECTORS

            5.1. Classification

            Except as otherwise provided in this Certificate of Incorporation, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, Class I,

Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws of the Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 1997 annual meeting of stockholders, each initial director in Class II shall hold office for a term expiring at the 1996 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1995 annual meeting of stockholders. Notwithstanding the foregoing provisions of this Section 5.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

            5.2. Election

            Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of the directors of the Corporation need not be by written ballot.

            5.3. Change of Authorized Number

            In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            5.4. Limitation of Liability

            No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit. Any repeal or modification of this Section 5.4 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

6. INDEMNIFICATION

            To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            The Corporation shall advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7. AMENDMENT OF BYLAWS

            In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as provided for in this Certificate of Incorporation or in the Bylaws of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Assistant Secretary this 19 day of April, 1995.

                                               PALMER WIRELESS, INC


                                               By: /s/ William J. Ryan
                                                   -----------------------------
                                                   William J. Ryan
                                                   President and Chief Eecutive
                                                   Officer

Attest:


By: /s/ K. Patrick Meehan
    --------------------------------
    K. Patrick Meehan
    Vice-President - General Counsel
    and Assistant Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM 01/28/1994
                                                          944009129 -  2373985

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PALMER WIRELESS HOLDINGS, INC.

1. NAME

            The name of this corporation is PALMER WIRELESS HOLDINGS, INC. (the "Corporation").

2. REGISTERED OFFICE AND AGENT

            The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3. PURPOSE AND POWERS

      3.1. Purposes

            The sole purpose for which the Corporation is organized is to engage in "cellular telephone and mobile communications services businesses," including the conduct of all activities necessary or incidental thereto (collectively "Permitted Business"). The Corporation may not own a subsidiary which is engaged in a business other than a Permitted Business.

            For purposes of this Certificate of Incorporation, "cellular telephone and mobile communications services businesses" are defined as communications services where either the terminal from which the communications originated or on which the communications are received, or both, are mobile radio communications devices (including, in each case, mobile communications devices that are being used in a fixed mode). These include, but are not limited to, cellular telephone service, cellular telephone equipment sales and related services, specialized mobile radio service, specialized mobile radio and equipment sales and related services, paging and mobile voice/data service, paging and mobile voice/data equipment sales and related services, personal communications services, personal communications services equipment sales and related services, local area personal communications networks; and all activities reasonably necessary or incidental thereto.

            At any time, the holders of a majority of the outstanding voting stock of the Company may, by written notification to the Corporation, authorize the

Corporation to engage in any lawful business, whether or not a Permitted Business, on such terms and subject to such conditions and limitations as shall be set forth in such notification.

            The limitations on the businesses in which the Corporation may engage shall lapse and, thereafter the Corporation shall be entitled to engage in any lawful business for which corporations may be organized under the Delaware General Corporation Law, if and when the aggregate voting power of all outstanding shares of capital stock of the Corporation, and each other corporation holding 20% or more of the total voting power of all outstanding shares of capital stock of the Corporation, held directly or indirectly by Palmer Communications Incorporated (or any successor thereto) shall be less than 20% of the total voting power of all outstanding shares of capital stock of the Corporation irrespective of class.

      3.2. Certain Opportunities

            Notwithstanding any provision of the law of any jurisdiction in which the Corporation is incorporated, qualified to do business, or otherwise subject to process, neither the Corporation nor any stockholder of the Corporation shall have any claim or cause of action against Palmer Communications Incorporated ("PCI") or any successor thereto, direct or indirect subsidiary thereof, or any officer, director, controlling person, or affiliate of any of the foregoing (each an "Interested Person"), for any breach or alleged breach of a fiduciary duty or loyalty or fair dealing arising out of a claim that an opportunity, transaction, agreement, or other arrangement (each an "Opportunity") to which PCI (or a successor), or any person (other than the Corporation) in which PCI has or acquires a direct or indirect financial interest, is or shall become a party, constitutes the property or a corporate opportunity of the Corporation or any direct or indirect subsidiary of the Corporation unless (i) such Opportunity relates primarily to the business in which the Corporation is authorized to engage by Section 3.1, and (ii) the Board of Directors of the Corporation does not by Affirmative Action (as defined below) determine not to claim on behalf of the Corporation rights under or to such Opportunity. For purposes of this Section 3.2, "primarily" means, with respect to any entity, that 80% or more of its revenues or assets are derived from or dedicated to businesses in which the Corporation is permitted to engage. If the number of directors of the Corporation who are not affliates of PCI (or a successor) or of an Interested Person ("Disinterested Directors") constitutes a majority of the total number of directors of the Corporation, then authorized Affirmative Action shall mean vote or consent by a majority of the Disinterested Directors. If the number of Disinterested Directors constitutes less than a majority of the total number of directors of the Corporation, then Affirmative Action shall mean the vote or consent of all the Disinterested Directors. In either case, such Affirmative Action must be taken not later than sixty (60) days after the Opportunity is presented to the Board of Directors of the Corporation for consideration.

            If an Opportunity would be subject to the provisions of the prior paragraph except that such Opportunity does not relate primarily to the businesses in which the Corporation is authorized to engage by Section 3.1, and if PCI (or a successor), or a person in which PCI has or acquires a direct or indirect financial interest, offers to the Corporation the right to participate in such Opportunity to the extent permitted by this Certificate of Incorporation, all determinations as to whether the Corporation will so participate and the terms of such participation shall be made only by the Affirmative Action of the Board of Directors of the Corporation.

            Nothing in this Section 3.2 of this Section shall create or be deemed to create any claim or cause of action for breach of a fiduciary duty by any director of the Corporation where none would exist but for the provisions thereof.

4. CAPITAL STOCK

      4.1. Authorized Shares

            The total number of shares of all classes of stock that the Corporation shall have the authority to issue is one thousand (1,000). All one thousand (1,000) shares shall be Common Stock having a par value of $.0l per share ("Common Stock").

      4.2. Common Stock

            4.2.1. Relative Rights

            Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

            4.2.2.Dividends

            Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

            4.2.3. Dissolution, Liquidation, Winding Up

            In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

            4.2.4.Voting Rights

            Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share, to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

5. INCORPORATOR; INITIAL DIRECTORS

      5.1. Incorporator

            The name and mailing address of the incorporator (the
"Incorporator") are Hogan & Hartson, 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

      5.2. Initial Directors

            The following persons, having the following mailing addresses, shall serve as the directors of the Corporation until their successors are elected and qualified:

         NAME                               MAILING ADDRESS

CLASS I

Vickie A. Palmer                            3535 East Kimberly Road
                                            Davenport, Iowa 52807

Thomas P. McCloskey                         730 East Durant, Suite 202
                                            Aspen, Colorado 81611

         NAME                               MAILING ADDRESS

CLASS II

Kermit S. Sutton                            400 5th Avenue South
                                            Suite 301
                                            Naples, Florida 33940

William J. Ryan                             12800 University Drive
                                            Suite 500
                                            Fort Myers, Florida 33907

CLASS III

Robert G. Engelhardt                        12800 University Drive
                                            Suite 500
                                            Fort Myers, Florida 33907

6. BOARD OF DIRECTORS

      6.1. Classification

            Except as otherwise provided in this Certificate of Incorporation, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from tune to time in the manner specified in the Bylaws of the Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 1997 annual meeting of stockholders, each initial director in Class II shall hold office for a term expiring at the 1996 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1995 annual meeting of stockholders. Notwithstanding the foregoing provisions of this Section 6.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

      6.2.Election

            Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of the directors of the Corporation need not be by written ballot.

      6.3. Change of Authorized Number

            In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      6.4. Limitation of Liability

            No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit. Any repeal or modification of this Section 6.4 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

7. INDEMNIFICATION

            To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

            The Corporation shall advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

8. AMENDMENT OF BYLAWS

            In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as provided for in this Certificate of Incorporation or in the Bylaws of the Corporation.

      IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 27th day of January, 1994.

                                               HOGAN & HARTSON
                                               Incorporator


                                               By: /s/ David Martin
                                                   -----------------------------